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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82285) pertaining to the 1998 Long-Term Incentive Plan and Incentive Stock Plan of Women First HealthCare, Inc. of our report dated February 18, 2000, with respect to the consolidated financial statements of Women First HealthCare, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                     ERNST & YOUNG LLP


San Diego, California
March 30, 2000